INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-117125 of Altair Nanotechnologies Inc. and subsidiaries on Form S-3 of our report dated March 10, 2004, appearing in the Annual Report on Form 10-K of Altair Nanotechnologies Inc. and subsidiaries for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche
---------------------------
Salt Lake City, Utah
July 30, 2004